UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 25, 2011

PIMI AGRO CLEANTECH, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	333-158986 (Commission File Number)	26-4684680 (I.R.S. Employer Identification Number)

269 South Beverly Drive, Suite 1091

Beverly Hills, California 90212

 (Address of principal executive offices) (zip code)

(310) 203-8278

 (Registrant's telephone number, including area code)

Copies to:

Jonathan R. Shechter, Esq.

Shiboleth LLP

1 Penn Plaza, Suite 2527

New York, New York 10119

Phone: (212) 244-4111

Fax: (212) 563-7108

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 24, 2011, Pimi Agro Cleantech, Inc. (the “Company”) entered into an Agreement (“Agreement”) with three private individuals residing in Israel (the “Investors”). Pursuant to the Agreement, the Investor shall invest a minimum of $50,000 (the “Minimum”) and up to an aggregate of $500,000 (the “Maximum”), at a purchase price of $0.80 per share. For each share of Common Stock purchased, the Investor shall receive a warrant with an exercise price of $0.80, exercisable until December 31, 2012.

The private placement shall take place in five tranches, provided an amount beyond the Minimum is financed. The initial tranche of $50,000 was made by the Investor on January 27, 2011 (the “First Installment”); if an amount beyond the Minimum is invested, the remaining tranches shall take place on or prior to February 15, 2011, March 15, 2011, April 15, 2011, and May 15, 2011 (each an “Installment Payment” and collectively the “Installment Payments”). In the event the Investors fail to make timely Installment Payments, the Investors shall lose their rights to any subsequent installment investments under the Agreement.

The Investors were granted a right of first refusal limited to an aggregate amount of $500,000 until December 31, 2011 in the event the Company raises additional funds from third parties (except from its current shareholders), provided that the Investors have made all the Installment Payments.

Following payment of the First Installment, the Investors shall have the right to nominate an individual who shall be permitted to attend and observe (the "Observer") meetings of the Company’s Board of Directors. The Investors’ right to appoint the Observer shall remain in effect so long as the Investors duly make the Installment Payments in a timely manner, and thereafter, upon completion of the Installment Payments, the right to appoint the Observer shall remain in effect so long as the Investors hold at least five percent of the then outstanding common stock of the Company.

In the event the Investors completed an aggregate investment in the Company exceeding the maximum (i.e. in excess of $500,000) on or prior to December 31, 2011, and beneficially hold at least ten percent of the Company’s outstanding Common Stock, then the Investors shall have the right to appoint one director to the Company’s Board of Directors (the “Board Candidate”) provided such Board Candidate has the required experience and qualifications to serve as a member of the Board of Directors.

The Company claims an exemption from the registration requirements of the Securities Act of 1933, as amended, (the “Securities Act”) for the private placement of the above-referenced securities pursuant to Regulation S promulgated under the Securities Act and Section 4(2) of the Securities Act and/or Regulation D promulgated thereunder. The Investors had access to sufficient information regarding the Company so as to make an informed investment decision. In addition, the Company had a reasonable basis to believe that each purchaser had the requisite sophistication to make an investment in the Company's Securities.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

See Item 1.01 above. The information included in Item 1.01 of this current report on Form 8-K is incorporated by reference into this Item 3.02.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS
a)	Financial statements.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Exhibits.

Exhibit Number	Description
10.1	Securities Purchase Agreement dated January 25, 2011.
10.2	Form of Warrant dated January 25, 2011.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 31, 2011

PIMI AGRO CLEANTECH, INC.

By: /s/ Youval Saly
-------------------------------------
Name: Youval Saly
Title:   Chief Executive Officer